Exhibit 10.23

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

ADMINISTRATIVE AGENCY AGREEMENT

dated as of August 4, 2017

among

WILLIS ENGINE STRUCTURED TRUST III,

WILLIS LEASE FINANCE CORPORATION,

 as the Administrative Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS,

 as the Indenture Trustee

and

EACH MANAGED GROUP MEMBER

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

i

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Appendices

Appendix A	Definitions

Schedules

Schedule I	Account Information

Exhibits

Exhibit A	Form of Managed Group Member Supplement

ii

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

ADMINISTRATIVE AGENCY AGREEMENT (as amended, modified or supplemented from time to time in accordance with the terms hereof, the “Agreement”) dated as of August 4, 2017, among WILLIS ENGINE STRUCTURED TRUST III (“WEST”), a Delaware statutory trust, WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the “Administrative Agent” or “Willis”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture (the “Indenture Trustee”), and each Issuer Subsidiary signatory to this Agreement or that becomes a party under Section 6.06 (collectively with WEST, the “Managed Group Members”).

For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Administrative Agent, the Indenture Trustee, WEST and each other Managed Group Member agrees as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01     Definitions.  Capitalized terms used herein have the meanings assigned thereto in Appendix A hereto.  Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture.

ARTICLE 2

APPOINTMENT; ADMINISTRATIVE SERVICES

SECTION 2.01     Appointment.  (a)  WEST and each other Managed Group Member hereby appoints the Administrative Agent as the provider of the general services set forth in Section 2.03, the accounting services set forth in Section 2.05 and the additional administrative services set forth in Section 2.06 (together with the Bank Account Management Services referred to in subsection (b) below, the “Administrative Services”) to WEST and each other Managed Group Member on the terms and subject to the conditions set forth in this Agreement.

(b)        WEST hereby directs the Indenture Trustee to appoint, and the Indenture Trustee, on behalf of the Secured Parties, hereby appoints, the Administrative Agent as the provider of the bank account management and calculation services set forth in Section 2.04 and in the Indenture (the “Bank Account Management Services”) and delegates to the Administrative Agent its authority to administer the Accounts and to otherwise perform the Bank Account Management Services on behalf of WEST and each other Managed Group Member on the terms and subject to the conditions set forth in this Agreement.

(c)        The Administrative Agent hereby accepts such appointments and agrees to perform the Administrative Services on the terms and subject to the conditions set forth in this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(d)        The Administrative Services do not include any service or matter which is the responsibility of the Servicer under the Servicing Agreement or the company secretaries of WEST or any other Managed Group Member.

SECTION 2.02     Limitations.  (a)  The Administrative Agent agrees (with respect to the Administrative Services agreed by it to be carried out hereunder) to perform the Administrative Services in a manner that does not violate the terms of the articles of incorporation, by-laws, trust agreements or similar constitutional documents of WEST and each other Managed Group Member and all agreements to which WEST or any other Managed Group Member is a party (including all Related Documents), provided that copies of such documents and agreements have been delivered or are otherwise available to the Administrative Agent and, without prejudice to the foregoing, not to enter into, on behalf of WEST or any other Managed Group Member, any commitments, loans or obligations or charge, mortgage, pledge, encumber or otherwise restrict or dispose of the property or assets or expend any funds of WEST or any other Managed Group Member save (i) as expressly permitted by the terms of this Agreement or (ii) upon the express direction of the Controlling Trustees, subject to the limitations in Section 2.02(b) hereof.

(b)        In connection with the performance of the Administrative Services and its other obligations hereunder, the Administrative Agent shall (i) have no responsibility for the failure of any other Person (other than any Person acting as a delegate of the Administrative Agent under this Agreement pursuant to Section 9.01 hereof) providing services directly to WEST and each other Managed Group Member to perform its obligations to WEST and each other Managed Group Member, (ii) in all cases be entitled to rely upon the instructions of WEST and each other Managed Group Member with respect to any Administrative Services other than the Bank Account Management Services or upon the instructions of the Indenture Trustee on behalf of WEST and each other Managed Group Member with respect to any Bank Account Management Services, and upon notices, reports or other communications made by any Person providing services to WEST and each other Managed Group Member (other than any Affiliate of the Administrative Agent) and shall not be responsible for the accuracy or completeness of any such notices, reports or other communications except to the extent that the Administrative Agent has actual notice of any matter to the contrary and (iii) not be obligated to act in any manner which is reasonably likely to (A) violate any Applicable Law, (B) lead to an investigation by any Governmental Authority or (C) expose the Administrative Agent to any liabilities for which, in the Administrative Agent’s good faith opinion, adequate bond or indemnity has not been provided.

(c)        Subject to the limitations set forth in Section 2.02(a), in connection with the performance of the Administrative Services, the Administrative Agent is expressly authorized by WEST and each other Managed Group Member, (i) to engage in and conclude commercial negotiations with the Persons providing services to WEST and each other Managed Group Member, including, without limitation, where the context admits, the Servicer (unless the Servicer is Willis) and other Persons performing similar services or advising WEST and each other Managed Group Member (the “Service Providers”) and with their Representatives, and (ii) after such consultation, if any, as the Administrative Agent deems necessary under the circumstances, to act on behalf of WEST or such Managed Group Member with regard to any

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

and all matters requiring any action on the part of the Administrative Agent under the Servicing Agreement.  WEST and each other Managed Group Member agrees that it will give the Administrative Agent, the Servicer and the Indenture Trustee 60 days’ prior written notice of any limitation or modification of the authority set forth in this Section 2.02(c).

(d)        The Administrative Agent may rely on the advice of any law firm, accounting firm, risk management adviser, tax adviser, insurance adviser, technical adviser, aircraft or aircraft engine appraiser or other professional adviser appointed by WEST and any Person appointed in good faith by the Administrative Agent and shall not be liable for any claim by WEST or any other Managed Group Member to the extent that it was acting in good faith upon the advice of any such Persons.

(e)        Notwithstanding the appointment of, and the delegation of authority and responsibility to, the Administrative Agent hereunder, WEST and each other Managed Group Member shall continue to have and exercise through its respective Controlling Trustees real and effective control and management of all matters related to its ongoing business operations, assets and liabilities, subject to matters that are expressly the responsibility of the Administrative Agent in accordance with the terms of this Agreement, and WEST and each other Managed Group Member shall at all times conduct its separate ongoing business in such a manner as the same shall at all times be readily identifiable from the separate business of the Administrative Agent, and neither WEST nor any other Managed Group Member is merely lending its name to decisions taken by others.

SECTION 2.03     General Services.  The Administrative Agent hereby agrees to perform and provide the following general services for WEST and each other Managed Group Member and their respective governing body:

(a)        General Services.  The Administrative Agent shall provide the following general services:

(i)         Board papers; except in such instances in which such preparation and distribution is required to be done by another party by Applicable Law, preparation and distribution, at such time as shall be agreed with the Administrative Agent, of draft trustees or board meeting agendas and any other papers required in connection with such meetings;

(ii)        Books, records and filings; maintaining, or monitoring the maintenance of, the books, records, registers and associated filings of WEST and each other Managed Group Member, other than those required to be maintained by the Delaware Trustee;

(iii)       General administrative assistance; providing any administrative assistance reasonably necessary to assist WEST or any other Managed Group Member in carrying out its obligations, including providing timely notice of decisions to be made, or actions to be taken, under any of the Related Documents; provided, that if the obligations of WEST or any other Managed Group Member under any of the Related Documents are

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

only required upon receipt of notice to the Administrative Agent, then the Administrative Agent shall provide such administrative assistance only to the extent it has received such notice or is otherwise aware of such obligations;

(iv)       Lease, sale and capital investment decisions; assisting WEST and each other Managed Group Member in making its aircraft and aircraft engine lease, sale and capital investment decisions in relation to aircraft and aircraft engine leases and sales including to the extent (A) such assistance is not contemplated to be provided by the Servicer pursuant to the Servicing Agreement and (B) such decisions are not required by any Related Document or Applicable Law to be made by the Controlling Trustees;

(v)        Professional advisors; procuring, when the Administrative Agent considers in good faith that it is appropriate or necessary to do so, and coordinating the advice of, legal counsel, accounting, tax and other professional advisers at the expense of WEST or such other relevant Managed Group Member, to assist WEST or such Managed Group Member in carrying out its obligations, and supervising, in accordance with instructions from WEST or such Managed Group Member, such legal counsel and other advisers;

(vi)       Appraisal services; as frequently as is necessary for WEST and each other Managed Group Member to comply with its obligations under the Related Documents, arranging for the appraisals to be made and providing the appraisals to the relevant Service Providers;

(vii)      Servicer; providing assistance to the Servicer with respect to matters for which such assistance is contemplated by the Servicing Agreement or is reasonably necessary in order for the Servicer to perform its duties in accordance with the Servicing Agreement; and

(viii)     Supervisory services; supervising outside counsel and other professional advisers and coordinating legal and other professional advice received by WEST and each other Managed Group Member other than with respect to any service or matter which is the responsibility of the Servicer under the Servicing Agreement; and

(ix)       International Registry: registrations and consents on behalf of the WEST and the Managed Group Members with the International Registry contemplated by Section 2.02 of Schedule 2.02(a) to the Servicing Agreement and/or Section 3.06 and/or Section 3.12 of the Security Trust Agreement, and in connection therewith, acting as the International Registry administrator of WEST and, except to the extent such function is performed by the Asset Trustee for the relevant Asset Trust, each other Managed Group Member.

(x)        Website:  to the extent WEST or any other Managed Group Member is required to do so pursuant to Section 5.03(j) of an Indenture, maintaining or causing to be maintained a password protected Internet website containing the information described in Section 5.03(j) of the Indenture.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(b)        Monitoring Services.  The Administrative Agent shall monitor the performance of the other Service Providers and report on such performance to the Controlling Trustees on a quarterly basis, including:

(i)         to the extent not provided for in the relevant agreement, assisting in establishing standards for performance evaluation and compliance with the terms of such agreement;

(ii)        assisting in evaluating the performance and compliance of each Service Provider against its obligations under the relevant agreement or such standards as are established pursuant to subsection Section 2.03(b)(i) above; and

(iii)       implementing any other request by WEST and each other Managed Group Member to evaluate the performance of the Service Providers under the relevant agreements with WEST and each other Managed Group Member, which shall be at the expense of WEST and each other Managed Group Member, to the extent services are required that are materially greater in scope than those being provided pursuant to the express terms of this Agreement.

(c)        Rating Agency Services.  To the extent that (x) the following services are not provided by the other Service Providers, and (y) the relevant information is provided to the Administrative Agent by WEST and each other Managed Group Member or the Service Providers or is otherwise available to the Administrative Agent, acting as liaison with the Rating Agencies with respect to the rating impact of any decisions on behalf of WEST and each other Managed Group Member, the Administrative Agent shall perform the following supplemental services:

(i)         Portfolio information; advising the Rating Agencies from time to time of any material changes in the Portfolio, coordinating with WEST and each other Managed Group Member and the Service Providers and providing the Rating Agencies with such statistical and other information as they may from time to time request (such information to be provided at the expense of WEST and each other Managed Group Member to the extent that providing such information requires services that are materially greater in scope than those being provided pursuant to the express terms of this Agreement); and

(ii)        Notes information; providing the Rating Agencies with the Outstanding Principal Balance of the Notes and loan-to-value ratios.

(d)        Documentation and Letters of Credit.  To the extent that the following services are not provided by the Servicer, providing assistance to WEST and each other Managed Group Member in procuring Lessee consents, novations and other documentation and in taking all other actions necessary in connection with the reissue or amendment of letters of credit.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(e)        Closing Services.  To the extent that the following services are not provided by the Servicer, providing assistance to WEST and each other Managed Group Member in (1) the re-lease and/or sale of the Assets, (2) the acquisition of Replacement Assets and (3) financing transactions relating to WEST and each other Managed Group Member after the Initial Closing Date, including:

(i)         Coordination; coordinating with the Service Providers, legal and other professional advisers to monitor the protection of the interests and rights of WEST and each other Managed Group Member, coordinating the execution of documentation required at closings, and assisting in the management of the closing process so that closings will occur on a timely basis;

(ii)        Closing support; providing qualified personnel to attend and provide administrative support (including the preparation of any certificates required pursuant to the Servicing Agreement) at the closings in connection with sales or re-leases of the Assets and the acquisition of any Remaining Initial Assets (including any Substitute Assets therefor) and any Replacement Assets, if required (it being understood that the Administrative Agent will not be obligated to provide legal counsel or legal or technical services to WEST and each other Managed Group Member);

(iii)       Documentation support; providing all necessary administrative support to complete any documentation and other related matters; and

(iv)       Appointments; appointing counsel and other appropriate professional advisers to represent WEST and each other Managed Group Member in connection with any such closings.

(f)        Filings and Reports.  Based on information produced or provided to it, the Administrative Agent shall cause all reports to be prepared, filed and/or distributed by WEST or any other Managed Group Member or its governing bodies with the assistance of outside counsel and auditors, if appropriate, including:

(i)         Investor reports; reports required or recommended to be distributed to investors (including reports substantially in the form of Exhibit E-1 to the Indenture, which shall be provided to the Indenture Trustee by the fifth Business Day before any Payment Date or any other date for distribution of any payments with respect to any Notes then Outstanding), and in connection therewith, managing investor relations on behalf of WEST and each other Managed Group Member with the assistance of outside counsel and auditors, if appropriate, and preparing or arranging for the preparation and distribution of such reports at the expense of WEST and each other Managed Group Member; and

(ii)        Governmental reports; reports required to be filed with any Governmental Authorities, and in connection therewith, preparing on behalf of WEST or any other Managed Group Member or arranging for the preparation of and arranging for the filing of any reports required to be filed with any other entity in order for WEST or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

such Managed Group Member not to be in violation of Applicable Law or any applicable covenants.

(g)        Amendments.  The Administrative Agent shall provide the following services with respect to amendments of the Related Documents and the Leases:

(i)         Related Documents; reporting on the substance of any proposed amendments to any Related Documents;

(ii)        Execution and delivery of amendments; to the extent requested by WEST and each other Managed Group Member or by the parties to Related Documents and subject to approval by the appropriate Controlling Trustees, coordinating with the legal counsel of WEST and each other Managed Group Member, the other parties thereto and their counsel the preparation and execution of any amendments to the Related Documents (other than amendments relating to the Assets or the Leases), and providing assistance in the implementation of such amendments; and

(iii)       Lease amendments; to the extent reasonably requested by the Servicer, coordinating and providing assistance on behalf of WEST and each other Managed Group Member with such party and seeking to obtain appropriate approvals to take any action which may be required to amend the terms of the Leases.

(h)        Lease Defaults.  To the extent reasonably requested by the Servicer, the Administrative Agent shall coordinate and provide assistance on behalf of WEST and each other Managed Group Member with such party and outside counsel in a Lessee default or repossession situation.

(i)         Payment of Bills.  The Administrative Agent shall authorize payment of bills and expenses (i) payable to legal and professional advisers authorized to be engaged or consulted pursuant to this Agreement or (ii) approved by the Controlling Trustees.

(j)         Servicing Agreement.  The Administrative Agent shall provide assistance to WEST with respect to matters for which action by WEST is required under the Servicing Agreement or the Indenture, including such assistance that may be necessary for WEST to:

(i)         comply with Sections 6.07, 7.05(a) and 7.06 of the Servicing Agreement;

(ii)        provide such instructions to the Servicer as the Servicer may require in interpreting the Indenture and the Concentration Limits;

(iii)       direct the Servicer to amend the minimum hull and liability insurance coverage amounts set forth in Section 5.03(f) of the Indenture;

(iv)       direct the Servicer as to whether settlement offers received by such party with respect to claims for damage or loss in excess of $500,000 with respect to an Asset are acceptable;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(v)        request periodic reports from the Servicer regarding insurance matters;

(vi)       provide the Servicer with such information as such party may reasonably request in connection with the Concentration Limits and certify to such party that proposed Asset-related transactions will not result in the violation of such Concentration Limits;

(vii)      advise the Servicer as required by Schedule 2.02(a) to the Servicing Agreement (“Schedule 2.02(a)”);

(viii)     direct the Servicer to arrange for the sale of an Asset and certify to such party that such sale complies with the terms of the Indenture;

(ix)       make any discretionary decisions, judgments or assumptions necessary in connection with the preparation of any projections, and provide the Servicer with any written policies and guidelines that such party shall require in connection with such preparation; and

(x)        request information and assistance from the Servicer in regard to appraisals of Assets in accordance with Section 5.01 of Schedule 2.02(a).

(k)        Events of Default.  The Administrative Agent shall inform the Controlling Trustees as soon as is reasonably practicable if the Administrative Agent believes that (i) net revenues generated by the Leases will be insufficient to satisfy the payment obligations of WEST and each other Managed Group Member and (ii) an Event of Default will result from such insufficiency, and advise the Controlling Trustees as to any appropriate action to be taken (subject to the provisions of the Related Documents) with respect to such insufficiency and cause the actions directed by the Controlling Trustees to be implemented so as to avoid an Event of Default, if it is possible to do so.

(l)         Letters of Credit.  The Administrative Agent shall determine whether it is necessary at any time that WEST make a drawing under any back-up letter of credit of which WEST is the beneficiary in accordance with the applicable letter of credit agreement and the terms of the Related Documents and, if so, administer such drawing on WEST’s behalf.

SECTION 2.04      Bank Account Management and Calculation Services.  The Administrative Agent hereby agrees to perform and provide the following bank account management and calculation services:

(a)        (i)         Operating Banks.  The Operating Bank shall be the Indenture Trustee, initially (as of the Initial Closing Date) Deutsche Bank Trust Company Americas, and such other Eligible Institutions as WEST shall designate in accordance with the requirements of the Indenture.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(ii)        Maintenance of Accounts.  The Administrative Agent shall maintain each of the Accounts set forth on Schedule I hereto, in each case in the manner described herein and in Section 3.01 of the Indenture.  The Administrative Agent shall take all actions necessary to establish, and shall establish, additional or replacement Accounts from time to time as required by and in accordance with the terms of Section 3.01 of the Indenture.  In addition, the Administrative Agent shall take all actions necessary to cause the Indenture Trustee to be granted, to the extent possible, a security interest pursuant to Section 2.01 of the Security Trust Agreement in the interest of WEST and each other Managed Group Member in the cash balances from time to time deposited in the Accounts.

(iii)       Successor Operating Bank.  If any Operating Bank should change as a result of (A) the resignation of the Indenture Trustee or replacement of the Indenture Trustee by an Eligible Institution pursuant to the terms of the Indenture or (B) such Operating Bank’s failure to meet the criteria necessary to qualify as an Eligible Institution, the Administrative Agent, acting on behalf of the Indenture Trustee, shall thereupon promptly establish replacement Accounts as necessary at a successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank to such successor Operating Bank.

(b)        Description of Accounts.  (i) Accounts.  The Administrative Agent shall maintain at an Operating Bank in the name of WEST or the applicable Managed Group Member and pledged to the Indenture Trustee pursuant to the Security Trust Agreement the following Accounts:

(A)       the Collections Account in accordance with Section 3.01(c) of the Indenture;

(B)       the Lessee Funded Account in accordance with Section 3.01(d) of the Indenture;

(C)       the Security Deposit Account in accordance with Section 3.01(e) of the Indenture;

(D)       the Expense Account in accordance with Section 3.01(f) of the Indenture;

(E)       a  Series Account for each of the Series A Notes and the Series B Notes, each in accordance with Section 3.01(g) of the Indenture;

(F)        the Asset Purchase Account in accordance with Section 3.01(h) of the Indenture;

(G)       the Asset Replacement Account in accordance with Section 3.01(i) of the Indenture;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(H)       the Liquidity Facility Reserve Account in accordance with Section 3.01(j) of the Indenture;

(I)         the Initial Liquidity Payment Account in accordance with Section 3.01(k) of the Indenture;

(J)        the Asset Disposition Account in accordance with Section 3.01(q) of the Indenture;

(K)       the Asset Disposition Contribution Account in accordance with Section 3.01(r) of the Indenture;

(L)       the Hedge Termination Payment Account in accordance with Section 3.01(t) of the Indenture;

(M)       the Maintenance Reserve Account in accordance with Section 3.01(p) of the Indenture;

(N)       the DSCR Cash Trap Account in accordance with Section 3.01(s) of the Indenture;

(O)       the Lessor Accounts in accordance with Section 3.01(l) of the Indenture;

(P)        the Defeasance/Redemption Account in accordance with Section 3.01(m) of the Indenture; and

(Q)       the Refinancing Account in accordance with Section 3.01(n) of the Indenture.

(ii)        Bank Account Statements.  The Administrative Agent shall take all necessary steps to ensure that the Indenture Trustee, as an Operating Bank, and each Operating Bank at which an Account is located shall furnish as of the close of business on each Calculation Date a statement providing the then current Balance of each applicable Account to the Indenture Trustee, WEST or the Servicer.

(iii)       Maintaining the Accounts.  So long as any Secured Obligations (as defined in the Security Trust Agreement) remain Outstanding:

(A)       The Administrative Agent shall maintain, or cause to be maintained, each Account in the name of the related Grantor (as defined in the Security Trust Agreement) only with a bank (an “Account Bank”) that has entered into a letter agreement in substantially the form of Exhibit C to the Security Trust Agreement (or made such other arrangements as are acceptable to the Administrative Agent and the Indenture Trustee) with such Grantor and the Indenture Trustee (an “Account Letter”).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(B)       The Administrative Agent shall promptly instruct each Person obligated at any time to make any payment to any Grantor for any reason (an “Obligor”) to make such payment to an Account meeting the requirements of clause 2.04(b)(iii)(A) above.

(C)       Upon the termination of any Account Letter or other arrangement with respect to the maintenance of an Account by any Grantor or any Account Bank, the Administrative Agent shall immediately notify all Obligors (as defined in the Security Trust Agreement) that were making payments to such Account to make all future payments to another Account meeting the requirements of clause (A) above.

(c)        Calculations.   Pursuant to Section 3.07 of the Indenture, the Administrative Agent shall, at the times and in the manner set forth therein, determine or calculate each of the amounts required to be determined or calculated by it pursuant to Section 3.07 of the Indenture.

(d)        Withdrawals and Transfers.  The Administrative Agent shall direct the Operating Bank in writing to make the following withdrawals and transfers in accordance with the terms of the Indenture:

(i)         Closing Date Deposits, Withdrawals and Transfers.  On the Initial Closing Date and each other Closing Date, as applicable, the Administrative Agent shall make each of the transfers described in Sections 3.03 and 3.08 of the Indenture, as applicable, in accordance therewith and the relevant clauses in Section 3.01 of the Indenture, as applicable.

(ii)        Interim Deposits and Withdrawals.  From time to time, the Administrative Agent shall make the withdrawals, deposits and transfers provided for in Sections 3.04, 3.05 and 3.06 of the Indenture, as applicable, in accordance with such respective Section and the relevant clauses in Section 3.01 of the Indenture, as applicable.

(iii)       Payment Date Withdrawals and Transfers.  On each Payment Date and each Delivery Date, as applicable, the Administrative Agent shall instruct the Indenture Trustee to make the withdrawals and transfers provided for in Sections 3.08 and 3.09 of the Indenture in accordance with such respective Section and the relevant clauses in Section 3.01 of the Indenture, as applicable.

(iv)       Defeasance/Redemption Transfers.  The Administrative Agent shall transfer from time to time amounts on deposit in the Redemption Account to the Series Account in connection with either the redemption of Notes in accordance with the relevant clauses in Sections 3.01 and 3.11 of the Indenture or the exercise of the defeasance provisions set forth in Article XI of the Indenture.

(v)        Currency Conversions.  If and to the extent that WEST incurs any payment obligation or other cost in a currency other than U.S. dollars, the Administrative

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Agent shall, to the extent practicable, convert U.S. dollars into such other currency at the then prevailing market rate as necessary to discharge such payment obligations or costs, at the expense of WEST in accordance with Section 12.07 of the Indenture.

(e)        Ratings and the Accounts.  Each Account shall at all times be maintained at an Operating Bank or another Eligible Institution selected by the Administrative Agent in accordance with the Security Trust Agreement and the Indenture.

(f)        Records.  The Administrative Agent shall provide such information relating to the Accounts to the Indenture Trustee or the Rating Agencies as any of them may reasonably request from time to time.

(g)        Reports.   The Administrative Agent shall provide the reports and other information required to be provided by it pursuant to Section 2.14 of the Indenture, together with copies of such additional reports or other information as the Indenture Trustee may reasonably request, all in accordance with the terms of the Indenture.

(h)        Investment Directions.  In relation only to subsidiaries which are incorporated outside of Ireland, upon written instructions from WEST, the Administrative Agent shall provide the directions to the Operating Bank to invest the funds on deposit in the Accounts in Permitted Account Investments as contemplated by Section 3.02 of the Indenture.

SECTION 2.05     Accounting Services.  The Administrative Agent hereby agrees to perform and provide the following accounting services:

(a)        Budgeting Process.  The Administrative Agent shall, in accordance with the procedures, policies and guidelines described below and on the basis of information generated by the Administrative Agent and information provided by the Service Providers and WEST and each other Managed Group Member:

(i)         by the November 30 immediately preceding each One Year Period, prepare and deliver to the Servicer and WEST a proposed Operating Budget and a proposed Asset Expenses Budget for such One Year Period, together with reasonably detailed supporting information and the assumptions underlying such proposed Operating Budget and Asset Expenses Budget, to be based, in part, on the information provided by the Servicer pursuant to Section 7.05(b) of the Servicing Agreement;

(ii)        on behalf of WEST and each other Managed Group Member, consult with the Servicer to agree on a final Operating Budget and a final Asset Expenses Budget for such One Year Period; and

(iii)       submit to WEST for approval and delivery to the Servicer by the December 20 immediately preceding such One Year Period, a final Operating Budget and a final Asset Expenses Budget for such One Year Period.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(b)        Management Accounts and Financial Statements.  The Administrative Agent shall, in accordance with the procedures, policies and guidelines described below and on the basis of information generated by the Administrative Agent and information provided by the Service Providers, WEST and each other Managed Group Member:

(i)         establish an accounting system and maintain the accounting ledgers of and for WEST and each other Managed Group Member in accordance with GAAP, unless otherwise required by Applicable Law and specified by the Controlling Trustees (collectively, the “Ledgers”);

(ii)        prepare and deliver (within 40 days after the end of the relevant Quarter or, if the end of such Quarter coincides with the end of a Year, within 75 days after the end of such Year), with respect to WEST and each other Managed Group Member, on a consolidated basis, a draft balance sheet and draft statement of changes in shareholders’ equity or residual trust interest as of the end of each Quarter and Year, as applicable, and draft statements of income and cash flows for each such Quarter and Year, as applicable (the “Consolidated Quarterly Draft Accounts”);

(iii)       to the extent required by Applicable Law, prepare and deliver (within 60 days after the end of the relevant Quarter or, if the end of such Quarter coincides with the end of a Year, within 120 days after the end of such Year), with respect to WEST and each other Managed Group Member on a combined basis and such of WEST and each other Managed Group Member as are specified by the Controlling Trustees in a written schedule provided to the Administrative Agent (which schedule may be updated by the Controlling Trustees to the Administrative Agent delivered at least 30 days prior to the commencement of the relevant Quarter), on a consolidating company-by-company basis, a draft balance sheet and statement of changes in shareholders’ equity or residual trust interest as of the end of each Quarter and Year, as applicable, with respect to WEST or such Managed Group Member and draft statements of income and cash flows for such Quarter and Year, as applicable (together with the Consolidated Quarterly Draft Accounts, the “Draft Accounts”);

(iv)       arrange and manage the quarterly review of the Draft Accounts by the auditors of WEST and each other Managed Group Member;

(v)        arrange for, coordinate with and assist the auditors of WEST and each other Managed Group Member in preparing annual audits;

(vi)       prepare or arrange for the preparation of and arrange for the filing of the tax returns of WEST and each other Managed Group Member in conjunction with tax advisers of WEST and each other Managed Group Member after submission to the Controlling Trustees to the extent required by the Controlling Trustees or Applicable Law;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(vii)      liaise with the Servicer for the purpose of preparing the monthly reports in accordance with Sections 8.01 and 8.02 of Schedule 2.02(a) of the Servicing Agreement; and

(viii)     compare the expected cash flows of WEST and each other Managed Group Member and the Budgets to actual results;

provided, however, that WEST and each other Managed Group Member shall retain responsibility for the Ledgers and Draft Accounts, including all discretionary decisions and judgments relating to the preparation and maintenance thereof, and WEST and each other Managed Group Member shall retain responsibility for its financial statements.

(c)        Accounting Standards.  The Administrative Agent shall prepare the Draft Accounts in accordance with GAAP unless otherwise required by Applicable Law and specified by the Controlling Trustees.  In connection with the preparation of the Consolidated Quarterly Draft Accounts, the Controlling Trustees will provide to the Administrative Agent, at such times as the Administrative Agent may require, a review report (as defined by the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants) of the independent public accountants of WEST and each other Managed Group Member with respect to the financial statements of WEST and each other Managed Group Member for, or as of the end of, such Quarter, including in such report such accountants’ statement that, based on its review of such financial statements, it is not aware of any material modifications that should be made to such financial statements in order for them to be in conformity with GAAP or other applicable accounting principles; provided, however, that, with respect to such financial statements for, or as of the end of, any Quarter (other than the last Quarter of any Year), in the event that WEST and each other Managed Group Member do not include (or cause to be included) any material disclosure required by GAAP or other applicable accounting principles to be included within footnotes to such financial statements, such review report may be qualified solely by stating that the only modification that should be made to such financial statements in order for them to be in conformity with GAAP or other applicable accounting principles is the inclusion of such disclosure; provided further, however, that such qualification may not relate to any footnote to such financial statements.

(d)        Guidelines for Draft Accounts.  The Administrative Agent shall be entitled to request instructions from the Controlling Trustees as to general guidelines or principles to be followed in preparing Draft Accounts and as to amending or supplementing any such guidelines or principles.

SECTION 2.06     Additional Administrative Services.  The Administrative Agent will provide additional Administrative Services, including (a) providing assistance in the issuance of any Additional Notes, (b) undertaking efforts to procure that WEST and each other Managed Group Member that is a “foreign entity” within the meaning of Treasury regulation section 1.1473-1(e) shall (1) be a deemed-compliant foreign financial institution or a passive non-financial foreign entity (as such terms are defined under FATCA) and have identified, and obtained any required documentation and information from, its substantial U.S. owners (as such term is defined under FATCA) to the extent required under FATCA and (2) to the extent

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

required by FATCA, taking into account the provisions of any applicable intergovernmental agreement, shall have appointed a FATCA Responsible Officer to supervise its compliance with FATCA, and (c) undertaking efforts to avoid any adverse change in the tax status of WEST or any other Managed Group Member.  In addition, upon a request by WEST or any other Managed Group Member, the Administrative Agent will take such other actions as may be appropriate to facilitate the business operations of WEST or such Managed Group Member and assist the Controlling Trustees in carrying out their obligations; provided, however, that the Administrative Agent will not be obligated or permitted to take any action that might reasonably be expected to result in the business of WEST or such Managed Group Member ceasing to be separate and readily identifiable from, and independent of, the Administrative Agent and any of its Affiliates.

SECTION 2.07     Replacement Asset.  In the event that WEST and each other Managed Group Member shall acquire any Replacement Assets and notwithstanding that WEST and each other Managed Group Member may retain different Service Providers for such Replacement Assets, the Administrative Agent hereby agrees to provide the Administrative Services specified herein with respect to all such Replacement Assets.

SECTION 2.08     New Subsidiaries.  The Administrative Agent shall be responsible for coordinating with outside legal counsel, auditors, tax advisers and other professional advisers with respect to all corporate and administrative matters relating to the formation, operation, corporate affairs and related matters with respect to all Subsidiaries which are or may become a Managed Group Member, including identifying such outside advisers, a potential company secretary and candidates for trustee to the extent necessary, and shall be permitted to incur expenses in respect of such Subsidiaries without the consent of WEST and each other Managed Group Member up to such aggregate amount as shall be authorized from time to time by the Controlling Trustees.  To the extent that the Administrative Agent shall deem it necessary or desirable in order for WEST and each other Managed Group Member to carry on its business, the Administrative Agent shall have the authority to assist in the formation of new Subsidiaries of WEST and to appoint any director to any such Subsidiary without the consent of WEST and each other Managed Group Member;  provided that such directors shall be the Controlling Trustees, including the Independent Controlling Trustee, of WEST then in office unless otherwise required by applicable local law mandating a particular citizenship for directors.  The Administrative Agent and its personnel may act as company secretary for any such Subsidiary.  Provided that the Administrative Agent shall not be required to perform any services under this Section 2.08(a) which would cause it to be in breach of The Criminal Justice (Money Laundering and Terrorist Financing) Act 2010 of Ireland, or (b) until it has obtained the requisite authorization from the Irish Minister for Justice and Law Reform.

SECTION 2.09     Responsibility of WEST and each other Managed Group Member.  (a) The obligations of the Administrative Agent hereunder are limited to those matters that are expressly the responsibility of the Administrative Agent in accordance with the terms of this Agreement.  Notwithstanding the appointment of the Administrative Agent to perform the Administrative Services, WEST and each other Managed Group Member shall remain responsible for all matters and decisions related to its business, operations, assets and liabilities.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(b)        Without derogating from the authority and responsibility of the Administrative Agent with respect to the performance of certain of the Administrative Services as set forth in this Agreement, it is hereby expressly agreed and acknowledged that the Administrative Agent is not authorized or empowered to make or enter into any agreement, contract or other legally binding arrangement, in respect of or relating to the business or affairs of WEST or any other Managed Group Member, or pledge the credit of, incur any indebtedness on behalf of or expend any funds of WEST or any other Managed Group Member other than as expressly permitted in accordance with the terms of this Agreement, all such authority and power being reserved to WEST, the appropriate Managed Group Member or the Indenture Trustee, as the case may be.

ARTICLE 3

STANDARD OF PERFORMANCE; LIABILITY AND INDEMNITY

SECTION 3.01     Standard of Performance.  The Administrative Agent will devote the same amount of time, attention and resources to and will be required to exercise the same level of skill, care and diligence in the performance of its services as it would if it were administering such services on its own behalf (the “Standard of Performance”).

SECTION 3.02     Conflicts of Interest.  (a)  WEST and each other Managed Group Member acknowledge and agree that (i) in addition to the Administrative Services under this Agreement, the Administrative Agent may provide, and shall be entitled to provide, from time to time, the administrative services for itself or its Affiliates (other than WEST and each other Managed Group Member) (“Other Administrative Services”); (ii) in addition to the Administrative Services and Other Administrative Services, the Administrative Agent shall, and shall be entitled to, carry on its commercial businesses, including the financing, purchase or other acquisition, leasing and sale of Assets; (iii) notwithstanding Section 3.02(b) below, in the course of conducting such activities, the Administrative Agent may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides the administrative or management services; and (iv) the Controlling Trustees of WEST have approved the transactions contemplated by this Agreement and desire that such transactions be consummated and, in giving such approval, the Controlling Trustees of WEST have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Administrative Agent shall perform the Administrative Services in accordance with the Standard of Performance and the Administrative Agent Conflicts Standard set forth in Section 3.02(b).

(b)        If conflicts of interest arise regarding any Administrative Service, on the one hand, and any Other Administrative Service, on the other hand, the Administrative Agent shall promptly notify WEST.   The Administrative Agent shall perform the Administrative Services in good faith and the Administrative Agent shall not discriminate between such Administrative Service and such Other Administrative Service on an unreasonable basis (the standard set forth in this Section 3.02(b) shall be referred to collectively as the “Administrative Agent Conflicts Standard”).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

SECTION 3.03     Liability and Indemnity.  (a) The Administrative Agent shall not be liable for any losses or Taxes to or of, or payable by, WEST or any other Managed Group Member (excluding any Asset Trustee) at any time from any cause whatsoever or any losses or Taxes directly or indirectly arising out of or in connection with or related to the performance by the Administrative Agent of this Agreement unless such losses or Taxes are the result of the Administrative Agent’s own willful misconduct, negligence, deceit or fraud or that of any of its directors, officers, agents or employees, as the case may be.

(b)        Notwithstanding anything to the contrary set forth in any other agreement to which WEST or any other Managed Group Member is a party, WEST and each other Managed Group Member (excluding any Asset Trustee) do hereby assume liability for and do hereby agree to indemnify, reimburse and hold harmless on an After-Tax Basis the Administrative Agent, its directors, officers, employees and agents and each of them from any and all losses, to the extent that the losses exceed recoveries under insurance policies maintained by WEST or the Servicer, or Taxes that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to the Administrative Agent’s performance under this Agreement (including any losses or Taxes incurred by the Administrative Agent as a result of indemnifying any Person to whom it shall have delegated its obligations hereunder in accordance with Section 9.01, but only to the extent the Administrative Agent would have been indemnified had it performed such obligations), except as a result of the willful misconduct, deceit, gross negligence or fraud of the Administrative Agent or any of its directors, officers, employees or agents.  This indemnity shall not apply to:

(i)         Taxes imposed on net income by the revenue authorities of the United States or the State of California in respect of any payment by WEST or any other Managed Group Member to the Administrative Agent due to the performance of the Administrative Services; or

(ii)        Taxes imposed on net income of the Administrative Agent by any Government Authority other than the revenue authorities of the United States or the State of California to the extent such Taxes would not have been imposed in the absence of any connection of the Administrative Agent with such jurisdiction imposing such Taxes other than any connection that results from the performance by the Administrative Agent of its obligations under this Agreement.

This indemnity shall expressly inure to the benefit of any director, officer, agent or employee of the Administrative Agent now existing or in the future and to the benefit of any successor of the Administrative Agent and shall survive the expiration of this Agreement.

(c)        The Administrative Agent agrees to indemnify, reimburse and hold harmless on an After-Tax Basis WEST and each other Managed Group Member and its respective trustees, directors and agents for any losses whatsoever which they or any of them may incur or be subject to in consequence of the performance of the Administrative Services or any breach of the terms of this Agreement by the Administrative Agent, but only to the extent such losses arise due to the willful misconduct, negligence, deceit or fraud of the Administrative Agent or any of its directors, officers or employees, as the case may be; provided, however, that

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

this indemnity shall not apply and the Administrative Agent shall have no liability in respect of losses to the extent that they arise from (i) the willful misconduct, negligence, deceit or fraud of WEST or any other Managed Group Member or their respective directors, trustees or agents, (ii) any breach by the Administrative Agent of its obligations under this Agreement to the extent such breach is a result of a Service Provider’s failure to perform its obligations to WEST and each other Managed Group Member or a failure by WEST and each other Managed Group Member to comply with their obligations under this Agreement, (iii) any action that WEST and each other Managed Group Member require the Administrative Agent to take pursuant to a direction but only to the extent that the Administrative Agent takes such action in accordance with such direction and in accordance with the provisions hereof or (iv) a refusal by WEST and each other Managed Group Member to take action upon a recommendation made in good faith by the Administrative Agent in accordance with the terms hereof.

(d)        The Administrative Agent, WEST and each other Managed Group Member and the Indenture Trustee acknowledge and agree that the terms of this Agreement contemplate that the Administrative Agent shall receive the Relevant Information in order for the Administrative Agent to make required credit and debit entries and to make the calculations and supply the information and reports required herein, and that the Administrative Agent will do the foregoing to the extent such information is so provided by such relevant parties and on the basis of such information, without undertaking any independent verification or recalculation of such information.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

SECTION 4.01     Representations and Warranties by Administrative Agent.  The Administrative Agent represents and warrants to WEST and each other Managed Group Member as follows:

(a)        The Administrative Agent has all requisite power and authority to execute this Agreement and to perform its obligations under this Agreement.  All corporate acts and other proceedings required to be taken by the Administrative Agent to authorize the execution and delivery of this Agreement and the performance of its obligations contemplated under this Agreement have been duly and properly taken.

(b)        This Agreement has been duly executed and delivered by the Administrative Agent and is a legal, valid and binding obligation of the Administrative Agent enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors’ rights or by general principles of equity.

(c)        Neither the execution and delivery of this Agreement by the Administrative Agent nor the performance by the Administrative Agent of any of its obligations under this Agreement will (i) violate any provision of the constituent documents of the Administrative Agent, (ii) violate any order, writ, injunction, judgment or decree applicable to

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

the Administrative Agent or any of its property or assets, (iii) violate in any material respect any Applicable Law, or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, warrant or other similar instrument or any material license, permit, agreement or other obligation to which the Administrative Agent is a party or by which the Administrative Agent or any of its properties or assets may be bound.

ARTICLE 5

ADMINISTRATIVE AGENT UNDERTAKINGS

SECTION 5.01     Administrative Agent Undertakings.  The Administrative Agent hereby covenants with WEST and each other Managed Group Member that, during the term of this Agreement, it will conduct its business such that it is a separate and readily identifiable business from, and independent of, WEST and each other Managed Group Member and further covenants as follows (it being understood that these covenants shall not prevent the Administrative Agent or any of its Affiliates from publishing financial statements that are consolidated with those of WEST or any other Managed Group Member, if to do so is required by Applicable Law or GAAP, and that the Administrative Agent and any of its Affiliates and WEST or any other Managed Group Member may file a consolidated, combined or unitary tax return for United States federal, state and local and foreign income tax purposes:

(a)        if the Administrative Agent receives any money whatsoever, which money belongs to WEST or any other Managed Group Member or the Indenture Trustee or is to be paid to WEST or any other Managed Group Member or the Indenture Trustee or into any account pursuant to any Related Document or otherwise, it will hold such money in trust for WEST or such Managed Group Member or the Indenture Trustee, as the case may be, and shall keep such money separate from all other money belonging to the Administrative Agent and shall as promptly as practicable thereafter pay the same into the relevant account in accordance with the terms of the Indenture without exercising any right of setoff;

(b)        it will perform all of its obligations set forth in the Indenture and the other Related Documents and it will comply with any proper directions, orders and instructions which WEST or any other Managed Group Member or the Indenture Trustee may from time to time give to it in accordance with the provisions of this Agreement and the Indenture; provided that to the extent any conflicts arise between instructions received from WEST or a Managed Group Member and the Indenture Trustee, the Administrative Agent shall comply with the instructions of WEST or such Managed Group Member, unless such instructions relate to the Bank Account Management Services described in Section 2.04 and then in such case the Administrative Agent shall comply only with the instructions of the Indenture Trustee;

(c)        it will not knowingly fail to comply with any legal requirements in the performance of the Administrative Services;

(d)        it will make all payments required to be made by it at any time and from time to time pursuant to this Agreement on the required date for payment thereof and shall turn

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

over any amounts owed to the Indenture Trustee, WEST or any other Managed Group Member or the Indenture Trustee without set-off or counterclaim;

(e)        it will not take any steps for the purpose of procuring the appointment of any administrative receiver, examiner or the making of an administrative or examinership order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any like proceedings under the laws of any jurisdiction in respect of WEST or any other Managed Group Member or in respect of any of their respective liabilities, including, without limitation, as a result of any claim or interest of the Administrative Agent or any of its Affiliates;

(f)        it will cooperate with WEST and each other Managed Group Member and its respective trustees, directors and agents and the Indenture Trustee, including by providing such information as may reasonably be requested, to permit WEST and each other Managed Group Member or their authorized agents to monitor the Administrative Agent’s compliance with its obligations under this Agreement;

(g)        it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, WEST and each other Managed Group Member;

(h)        it will maintain its assets and liabilities separate and distinct from WEST and each other Managed Group Member;

(i)         it will maintain records, books, accounts and minutes separate from those of WEST and each other Managed Group Member;

(j)         it will pay its obligations in the ordinary course of its business as a legal entity separate from WEST and each other Managed Group Member;

(k)        it will keep its funds separate and distinct from the funds of WEST and each other Managed Group Member, and it will receive, deposit, withdraw and disburse such funds separately from the funds of WEST and each other Managed Group Member;

(l)         it will conduct its business in its own name, and not in the name of WEST or any other Managed Group Member;

(m)       it will not pay or become liable for any debt of WEST or any other Managed Group Member, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

(n)        it will not hold out that it is a division of WEST or any other Managed Group Member or that WEST or any other Managed Group Member is a division of it;

(o)        it will not induce any third party to rely on the creditworthiness of WEST or any other Managed Group Member in order that such third party will be induced to contract with it;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(p)        it will not enter into any agreements between it and WEST or any other Managed Group Member that are more favorable to either party than agreements that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any Related Documents in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions); and

(q)        it will (i) forward promptly to the Servicer a copy of any material communication received from any Person in relation to any Lease or Asset; (ii) grant such access to the Servicer to its books of account, documents and other records and to U.S. employees to the extent that the same relate to the obligations of the Administrative Agent hereunder; provided, however, that the Servicer shall not have access to the minutes of the Administrative Agent’s board meetings or to any privileged, confidential or proprietary information or materials (except to the extent that such information or materials are generated by the Administrative Agent in the course of the performance of its obligations hereunder); and (iii) execute and deliver such documents and do such acts and things as the Servicer may reasonably request in order to effect the purposes of the Servicing Agreement.

ARTICLE 6

UNDERTAKINGS OF ISSUER GROUP

SECTION 6.01     Cooperation.  WEST and each other Managed Group Member shall use commercially reasonable efforts to cause any Service Provider to, at all times cooperate with the Administrative Agent to enable the Administrative Agent to provide the Administrative Services, including providing the Administrative Agent with all powers of attorney as may be reasonably necessary or appropriate for the Administrative Agent to perform the Administrative Services in accordance with this Agreement.

SECTION 6.02     Information.  WEST will provide the Administrative Agent with the following information in respect of itself and each Managed Group Member:

(a)        copies of all Related Documents, including the articles of incorporation, by-laws, trust agreements (or equivalent documents) of WEST and each other Managed Group Member, and copies of all books and records maintained on behalf of WEST and each such Managed Group Member;

(b)        details of all bank accounts and bank mandates maintained by WEST or any other Managed Group Member;

(c)        names of and contact information with respect to the controlling trustees or board members for WEST and each other Managed Group Member;

(d)        such other information as is necessary to the Administrative Agent’s performance of the Administrative Services; and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(e)        a copy of any information provided to WEST and each other Managed Group Member pursuant to the Servicing Agreement;

provided that such information as is referred to in this Section 6.02 (with the exception of paragraphs (d) and (e)) shall be provided to the Administrative Agent upon execution of this Agreement and, in respect of any amendment or changes to the information provided to the Administrative Agent upon execution of this Agreement, promptly following the effectiveness of such amendments or changes.

SECTION 6.03     Scope of Services.  (a)  WEST or any other Managed Group Member shall consult with the Administrative Agent and obtain its express written consent prior to entering into any agreement, amendment or other modification of any Lease or taking any other action that has the effect of increasing in any material respect the scope, nature or level of the Administrative Services to be provided under this Agreement.  The Administrative Agent shall not be obligated to perform the affected Administrative Services to the extent of such increase unless and until the Administrative Agent and WEST and each other Managed Group Member shall agree on the terms of such increased Administrative Services (it being understood that (i) the Administrative Agent shall have no liability to WEST or any other Managed Group Member directly or indirectly arising out of, in connection with or related to the Administrative Agent’s failure to perform such increased Administrative Services prior to any such agreement and (ii) WEST and each other Managed Group Member shall not be permitted to engage another Person to perform the affected Administrative Services without the prior written consent of the Administrative Agent unless the Administrative Agent has indicated it is unable or unwilling to act in respect of the affected Administrative Service or the Administrative Agent requires payment of more than reasonable additional compensation for such additional Administrative Services).

(b)        In the event that WEST and each other Managed Group Member shall acquire Replacement Assets, WEST and each other Managed Group Member shall so notify the Administrative Agent and the Administrative Agent shall be obligated to provide the Administrative Services with respect to such Replacement Assets in accordance with Section 2.06 hereof.

SECTION 6.04     Ratification.  WEST and each other Managed Group Member hereby ratifies and confirms and agrees to ratify and confirm (and shall furnish written evidence thereof upon request of the Administrative Agent) any act or omission by the Administrative Agent in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Administrative Agent under the terms of this Agreement, it being expressly understood and agreed that none of the foregoing shall have any obligation to ratify and confirm, and expressly does not ratify and confirm, any act or omission of the Administrative Agent in violation of this Agreement, the Standard of Performance or for which the Administrative Agent is obligated to indemnify WEST or any other Managed Group Member under Article III hereof.

SECTION 6.05     Covenants.  WEST and each other Managed Group Member covenants with the Administrative Agent that it, during the term of this Agreement, will conduct its

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

business such that it is a separate and readily identifiable business from, and independent of, the Administrative Agent and any of its Affiliates and further covenants as follows:

(a)        it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, the Administrative Agent and any of its subsidiaries;

(b)        it will maintain its assets and liabilities separate and distinct from those of the Administrative Agent;

(c)        it will maintain records, books, accounts, and minutes separate from those of the Administrative Agent;

(d)        it will pay its obligations in the ordinary course of business as a legal entity separate from the Administrative Agent;

(e)        it will keep its funds separate and distinct from any funds of the Administrative Agent, and will receive, deposit, withdraw and disburse such funds separately from any funds of the Administrative Agent;

(f)        it will conduct its business in its own name, and not in the name of the Administrative Agent;

(g)        it will not agree to pay or become liable for any debt of the Administrative Agent, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

(h)        it will not hold out that it is a division of the Administrative Agent, or that the Administrative Agent is a division of it;

(i)         it will not induce any third party to rely on the creditworthiness of the Administrative Agent in order that such third party will be induced to contract with it;

(j)         it will not enter into any transactions between it and the Administrative Agent that are more favorable to either party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions);

(k)        it will observe all corporate or other procedures required under Applicable Law and under its organizational documents; and

(l)         it will observe all corporate formalities necessary to keep its business separate and readily identifiable from, and independent of, each other Managed Group Member, including keeping the funds, assets and liabilities of WEST and each other Managed Group Member separate and distinct from those of each other Managed Group Member and by

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

maintaining separate records, books, accounts and minutes for WEST and each other Managed Group Member.

SECTION 6.06     Ratification by Subsidiaries.  WEST hereby undertakes to procure that any Subsidiary of WEST formed or acquired after the date hereof shall execute a Managed Group Member Supplement in the form of Exhibit A confirming, as regards such Subsidiary, the terms and provisions of this Agreement, and agreeing to ratify anything done by the Administrative Agent in connection herewith on the terms of Section 6.04.   Such joinder agreement shall specify the notice information for such Subsidiary and an executed version thereof shall be promptly delivered to each of the parties hereto.

ARTICLE 7

ADMINISTRATION FEES AND EXPENSES

SECTION 7.01     Administration Fees.  In consideration of the Administrative Agent’s performance of the Administrative Services, WEST shall pay to the Administrative Agent a monthly fee (the “Administrative Fee”) equal to 2.0% of aggregate rents actually received during such month (or portion of a month) in which the each Asset is owned by WEST and each other Managed Group Member.

SECTION 7.02     Expenses.  WEST and each other Managed Group Member shall be responsible for the following expenses incurred by the Administrative Agent in the performance of its obligations (“Reimbursable Expenses”):

(a)        reasonable out of pocket expenses, including travel, accommodation and subsistence and approved expenditures in respect of insurance coverage for the Administrative Agent;

(b)        expenses expressly authorized by (i) the Controlling Trustees or (ii) any Person to whom such authority has been delegated, other than the Administrative Agent or its Affiliates; and

(c)        expenses expressly authorized pursuant to other provisions of this Agreement.

SECTION 7.03     Payment of Expenses.  No later than each Calculation Date, the Administrative Agent shall deliver a notice to WEST and each other Managed Group Member, setting forth the amounts of expenses paid by the Administrative Agent in connection with the performance of its obligations under this Agreement through and including such Calculation Date (it being understood that if there are no such expenses the Administrative Agent will be under no obligation to provide such notice).  On the next Payment Date following such Calculation Date, WEST and each other Managed Group Member agrees to pay to the Administrative Agent all such amounts.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

ARTICLE 8

TERM; REMOVAL OF OR TERMINATION BY THE ADMINISTRATIVE AGENT

SECTION 8.01     Term.  This Agreement shall have a term commencing on the Initial Closing Date and expiring on the date of payment in full of all amounts outstanding to be paid on the Notes (and any other obligations secured by the Security Trust Agreement) and all amounts outstanding to be paid to the holders of the Beneficial Interest Certificates.

SECTION 8.02     Right to Terminate.  (a)  At any time during the term of this Agreement, WEST shall be entitled to terminate this Agreement on 120 days’ written notice, with or without cause.

(b)        Upon the occurrence of an Insolvency Event with respect to the Administrative Agent, the Indenture Trustee, on behalf of the Secured Parties, shall be entitled to terminate on five (5) days’ written notice the authority granted to the Administrative Agent to perform the Bank Account Management Services set forth in Section 2.04 hereof and in the Indenture.

(c)        At any time during the term of this Agreement, the Administrative Agent shall be entitled to terminate this Agreement on 120 days’ written notice if:

(i)         WEST or any other Managed Group Member shall fail to pay in full when due (A) any Administrative Fee or any Reimbursable Expenses in an aggregate amount in excess of $50,000 and such failure continues for a period of 30 days, in either case, after the effectiveness of written notice from the Administrative Agent of such failure or (B) any other amount payable to the Administrative Agent hereunder, and such failure continues for a period of 30 days after written notice from the Administrative Agent of such failure;

(ii)        WEST or any other Managed Group Member shall fail to perform or observe or shall violate in any material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Agreement and such failure continues for a period of 30 days after WEST and each other Managed Group Member shall have received notice of such failure (other than with respect to payment obligations referred to in clause (c)(i) of this Section 8.02);

(iii)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of WEST or any other Managed Group Member, or of a substantial part of the property or assets of WEST or any other Managed Group Member, under Title 11 of the United States Code, as now constituted or hereafter amended (the “U.S. Bankruptcy Code”), or any other U.S.  federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or WEST or any other Managed Group Member shall go into liquidation, suffer a receiver or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within sixty (60) days; or

(iv)       WEST or any other Managed Group Member shall (A) voluntarily commence any proceeding or file any petition seeking relief under the U.S.  Bankruptcy Code, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail within sixty (60) days to contest the filing of, any petition described in clause (c)(iii) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

(d)        The Controlling Party may at any time (i) direct the Indenture Trustee to remove the Administrative Agent, and (ii) terminate this Agreement by delivering written notice of such removal to WEST, the Administrative Agent, the Servicer and the Indenture Trustee if:

(i)         the Administrative Agent fails to perform or observe, or cause to be performed or observed, in any material respect any covenant or agreement which failure materially and adversely affects the rights of WEST, Noteholders or the Indenture Trustee, and provided that such failure shall continue unremedied for a period of thirty (30) days or more (or, if such failure or breach is capable of remedy and the Administrative Agent has promptly provided WEST and the Indenture Trustee with a certificate stating that the Administrative Agent has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, so long as the Administrative Agent is diligently pursuing such remedy but in any event for a total period no longer than ninety (90) days) after written notice thereof has been given to the Administrative Agent or the Administrative Agent has actual knowledge of such event; or

(ii)        any representation or warranty made by the Administrative Agent in this Agreement or in any Related Document, or in any certificate, report or financial statement delivered by it pursuant hereto, proves to have been untrue or incorrect in any material and adverse respect when made and continues unremedied for a period of thirty (30) days or more (or, if such untruth or incorrectness is capable of remedy and the Administrative Agent has promptly provided WEST and the Indenture Trustee with a certificate stating that the Administrative Agent has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such untruth or incorrectness so long as the Administrative Agent is diligently pursuing such remedy but in any event for a total period no longer than ninety (90) days) after written notice thereof has been given to the Administrative Agent or the Administrative Agent has actual knowledge of such untruth or incorrectness.

(iii)       the Administrative Agent shall cease to be engaged in the engine and, for so long as there are any Assets that are Aircraft, the aircraft leasing business; or

(iv)       Willis shall have been terminated and removed as the Servicer.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(e)        No termination of this Agreement by WEST pursuant to Section 8.02(a),  the Administrative Agent pursuant to Section 8.02(c) or the Controlling Party pursuant to Section 8.02(d) shall become effective prior to the date of appointment of, and acceptance of such appointment by, a successor Administrative Agent, provided that the Controlling Party shall have the right to appoint a successor Administrative Agent in the case of a termination pursuant to Section 8.02(d).  In the event a successor Administrative Agent shall not have been appointed within 90 days after any termination of this Agreement pursuant to Section 8.02(a),  (c) or (d), the Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent.  Upon action by either party pursuant to the provisions of this Section 8.02(e), the Administrative Agent shall be entitled to the payment of any compensation owed to it hereunder and to the reimbursement of all Reimbursable Expenses incurred in connection with all services rendered by it hereunder, as provided in Article 7 hereof, and for so long as the Administrative Agent is continuing to perform any of the Administrative Services for WEST or any other Managed Group Member, the Administrative Agent shall be entitled to continue to be paid all amounts due to it hereunder, net of any amounts that shall have been finally adjudicated by a court of competent jurisdiction to be owed by the Administrative Agent to WEST and each other Managed Group Member or not to be due to the Administrative Agent, until a successor Administrative Agent shall have been appointed and shall have accepted such appointment in accordance with the provisions of Section 8.03(c).

SECTION 8.03     Consequences of Termination.  (a)  Notices.  (i)  Following the termination of this Agreement by the Noteholders, by WEST or by the Administrative Agent pursuant to Section 8.02, the Administrative Agent will promptly forward to the successor Administrative Agent any notices received by it during the year immediately after termination.

(ii)        WEST and each other Managed Group Member will notify promptly any relevant third party, including each Rating Agency, the Indenture Trustee and the Servicer, of the termination of this Agreement by the holders of Notes, by WEST or by the Administrative Agent and will request that any such notices and accounting reports and communications thereafter be made or given directly to the entity engaged to serve as Administrative Agent, and to WEST and each other Managed Group Member.

(b)        Accrued Rights.  A termination of this Agreement by WEST, the Administrative Agent or the Controlling Party hereunder shall not affect the respective rights and liabilities of any party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

(c)        Replacement.  If this Agreement is terminated by WEST, the Administrative Agent or the Controlling Party under Section 8.02, the Administrative Agent will cooperate with any person appointed to perform the Administrative Services, including providing such person with all information and documents reasonably requested.

SECTION 8.04     Survival.  Notwithstanding any termination or the expiration of this Agreement, the obligations of WEST and each other Managed Group Member and the Administrative Agent under Section 3.03 and this Section 8.04 and of the Administrative Agent

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

under Sections 8.03(c) and 10.09 shall survive such termination or expiration, as the case may be.

ARTICLE 9

ASSIGNMENT AND DELEGATION

SECTION 9.01     Assignment and Delegation.  (a)  Except as provided in subsection (b) below, no party to this Agreement shall assign or delegate or otherwise subcontract this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other parties, such consent not to be unreasonably withheld.

(b)        The Administrative Agent may assign its right to perform and receive compensation for the performance of all or any part of the services set forth in Article 2, including without limitation, the establishment and maintenance of the Ledgers and the preparation of the Draft Accounts.

(c)        Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of any party hereto shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01     Notices.  All notices, demands, certificates, requests, directions, instructions and communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(a)        If to WEST and each other Managed Group Member, to:

Willis Engine Structured Trust III

c/o Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention:  Corporate Trust Administrator

Fax:  (301) 651-8882

with a copy to:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Willis Lease Finance Corporation

773 San Marin Drive

Suite 2215

Novato, California 94998

Attention:  General Counsel

Fax:  +1 (415) 408-4701

(b)        If to the Administrative Agent, to it at:

Willis Lease Finance Corporation

773 San Marin Drive

Suite 2215

Novato, California 94998

Attention:  General Counsel

Fax:  +1 (415) 408-4701

(c)        If to the Indenture Trustee, to it at:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

MS NYC 60-1625

New York, New York 10005

USA

Attention:        Asset Backed Securities, WES17A

Facsimile:        +1 (212) 553-2458

with a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, 6th Floor

Mail Stop: JCY03-0699

Jersey City, NJ 07311-3901

USA

Attention:        Asset Backed Securities, WES17A – Michele H.Y. Voon

Facsimile:        +1 (212) 553-2458

Email:              michele.hy.voon@db.com

From time to time, any party to such agreement may designate a new address or number for purposes of notice thereunder by notice to each of the other parties thereto.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

In connection with the performance of their respective duties hereunder, each party may give notices, consents, directions, approvals, instructions and requests to, and otherwise communicate with, each other using electronic means, including email transmission to such email addresses as each such party shall designate to the other parties, and, if by electronic means to the Indenture Trustee, unless otherwise agreed by the applicable parties, delivered as a .PDF (Portable Document Format) or other attachment to email including a manual authorized signature on such attached notice, consent, direction, approval, instruction, request or other communication.

SECTION 10.02     Governing Law.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 10.03     Jurisdiction.  Each of the parties hereto agrees that the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, submits to the jurisdiction of such courts.  Each of the parties hereto waives any objection which it might now or hereafter have to such New York State or, to the extent permitted by law, such U.S. federal court being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.  Each of the parties hereto agrees that the process by which any suit, action or proceeding is begun in such New York State or U.S. federal court may be served on it by being delivered in connection with any such suit, action or proceeding directly to its address determined for such party pursuant to Section 10.01 or in the applicable Managed Group Member Supplement or, in the case of any Managed Group Member who does not have a place of business in the United States, to the Person named as the process agent of such party (each such process agent, a “Process Agent”) in such Managed Group Member Supplement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

SECTION 10.04     Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

SECTION 10.05     Counterparts;  Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The Indenture Trustee, in its own capacity and acting on behalf of the Noteholders, is an express third party beneficiary of this Agreement, and, as such, shall have full power and authority to enforce the provisions of this Agreement against the parties hereto.  No provision of this Agreement is intended to confer any rights or remedies hereunder upon any Person other than the Indenture Trustee and any holders of the Notes (to the extent described in the preceding sentence) and the parties hereto.

SECTION 10.06     Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

SECTION 10.07     Power of Attorney.  WEST and each other Managed Group Member shall appoint the Administrative Agent and its successors, and its permitted designees, as their true and lawful attorney-in-fact.  All services to be performed and actions to be taken by the Administrative Agent pursuant to this Agreement shall be performed on behalf of WEST and each other Managed Group Member.  The Administrative Agent shall be entitled to seek and obtain from WEST and each other Managed Group Member a power of attorney in respect of the execution of any specific action as the Administrative Agent deems appropriate.

SECTION 10.08     Table of Contents;  Headings.  The table of contents and headings of the various articles, sections and other subdivisions of such agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement.

SECTION 10.09     Restrictions on Disclosure.  The Administrative Agent agrees that it shall not, prior to the termination or expiration of this Agreement or within three year after such termination or expiration, disclose to any Person any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from WEST and each other Managed Group Member regarding WEST and each other Managed Group Member or their business or the Assets, except as authorized in writing by WEST and each other Managed Group Member or otherwise permitted by this Agreement, and except:

(a)        to representatives of the Administrative Agent and any of its Affiliates in furtherance of the purposes of this Agreement; provided that any such representatives shall have agreed to be bound by the restrictions on disclosure set forth in this Section 10.09;

(b)        to the extent required by Applicable Law or by judicial or administrative process, but in the event of proposed disclosure, the Administrative Agent shall use reasonable efforts to protect information in which WEST and each other Managed Group Member have an interest to the maximum extent achievable; and

(c)        to the extent that the information:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

(i)         was generally available in the public domain;

(ii)        was lawfully obtained from a source under no obligation of confidentiality, directly or indirectly, to WEST and each other Managed Group Member;

(iii)       was disclosed to the general public with the approval of WEST and each other Managed Group Member;

(iv)       was in the files, records or knowledge of the Administrative Agent or any Affiliates of the Administrative Agent prior to initial disclosure thereof to the Administrative Agent or any Affiliates of the Administrative Agent by WEST and each other Managed Group Member;

(v)        was provided by a member of a governing body of WEST or any other Managed Group Member to the Administrative Agent or any Affiliates of the Administrative Agent without any express written (or, to the extent such information was provided in an oral communication, oral) restriction on use of or access to such information, and such information would not reasonably be expected to be confidential, proprietary or otherwise privileged; or

(vi)       was developed independently by the Administrative Agent or any Affiliates of the Administrative Agent; and

(vii)      is reasonably deemed necessary by the Administrative Agent to protect and enforce its rights and remedies under this Agreement; provided, however, that in such an event the Administrative Agent shall act in a manner reasonably designed to prevent disclosure of such confidential information; and provided further, that prior to disclosure of such information the Administrative Agent shall inform WEST and each other Managed Group Member of such disclosure.

SECTION 10.10     No Partnership.  (a)  It is expressly recognized and acknowledged that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between WEST or any other Managed Group Member on the one part and the Administrative Agent on the other part.  It is also expressly understood that any actions taken on behalf of WEST or any other Managed Group Member by the Administrative Agent shall be taken as agent for WEST or such Managed Group Member, either naming WEST or such other relevant Managed Group Member, or naming the Administrative Agent as agent for an undisclosed principal.  Neither WEST nor any other Managed Group Member shall hold itself out as a partner of the Administrative Agent, and the Administrative Agent will not hold itself out as a partner of WEST or any other Managed Group Member.

(b)        The Administrative Agent shall not have any fiduciary duty or other implied obligations or duties to WEST or any other Managed Group Member, any Lessee or any other Person arising out of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

SECTION 10.11     Nonpetition.  During the term of this Agreement and for one year and one day after payment in full of the Notes, none of the parties hereto or any Affiliate thereof will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency, examinership or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against WEST or any other Managed Group Member thereof; provided, however, that nothing shall prevent the Administrative Agent from otherwise participating in such bankruptcy or other proceeding instituted by any other Secured Party or other Person.

SECTION 10.12     Concerning the Indenture Trustee.  In respect of the Indenture Trustee’s performance of appointing the Administrative Agent to provide the Bank Account Management Services set forth in Section 2.04 and in the Indenture, the Indenture Trustee shall be afforded all of the rights, protections, immunities and indemnities contained in the Security Trust Agreement as if such rights, protections, immunities and indemnities were specifically set forth herein.

SECTION 10.13     Amendments.  This Agreement may not be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by WEST and the Administrative Agent with notice to the Indenture Trustee; provided that WEST may only terminate, amend, supplement, waive or modify this Agreement in accordance with Section 5.02(a) of the Indenture; provided further that no amendment, supplement, waiver or modification which affects the Indenture Trustee’s rights, duties, indemnities or immunities hereunder may be made without the express written consent of the Indenture Trustee.  No failure or delay of any party in exercising any power or right thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

SECTION 10.14     Asset Trustee Liability.  It is understood and agreed that each Asset Trustee is entering into this Agreement as a Managed Group Member solely in their capacity as owner trustee under the relevant Asset Trust Agreement and that the Asset Trustee thereunder shall not be liable or accountable in its individual capacity in any circumstances whatsoever except for its own gross negligence or willful misconduct and as otherwise expressly provided in the such Asset Trust Agreement, all such individual liability being hereby waived, but otherwise shall be liable or accountable solely to the extent of the assets of the Trust Estate (as defined in each Asset Trust Agreement).

[Signature Pages Follow]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

WILLIS ENGINE STRUCTURED TRUST III

By:	/s/ Scott B. Flaherty
Name: Scott B. Flaherty
Title: Attorney-in-Fact

- Signature Page -

Administrative Agency Agreement

WEST III

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

WILLIS LEASE FINANCE CORPORATION,
as Administrative Agent

By:	/s/ Dean M. Poulakidas
Name: Dean M. Poulakidas
Title: Senior Vice President

- Signature Page -

Administrative Agency Agreement

WEST III

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, not in its individual capacity, but
solely as Indenture Trustee

By:	/s/ Michele H.Y. Voon
Name: Michele H.Y. Voon
Title: Vice President

By:	/s/ Susan Barstock
Name: Susan Barstock
Title: Vice President

- Signature Page -

Administrative Agency Agreement

WEST III

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX A

DEFINITIONS

“Account Bank” has the meaning assigned to such term in Section 2.04(b)(iii)(A) hereof.

“Account Letter” has the meaning assigned to such term in Section 2.04(b)(iii)(A) hereof.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Conflicts Standard” has the meaning assigned to such term in Section 3.02(b) hereof.

“Administrative Fee” has the meaning assigned to such term in Section 7.01 hereof.

“Administrative Services” has the meaning assigned to such term in Section 2.01(a) of this Agreement.

“After-Tax Basis” means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all U.S.  federal, state, local and foreign Taxes and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any U.S.  federal, state, local or foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment) be equal to the payment received, deemed to have been received or receivable.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Aircraft” has the meaning assigned to such term in the Indenture.

“Asset Expenses Budget” has the meaning assigned to such term in Section 7.05(a)(B) of the Servicing Agreement.

“Assets” has the meaning assigned to such term in the Indenture.

“Bank Account Management Services” has the meaning assigned to such term in Section 2.01(b) hereof.

“Budgets” has the meaning assigned to such term in Section 7.05(a) of the Servicing Agreement.

“Consolidated Quarterly Draft Accounts” has the meaning assigned to such term in Section 2.05(b)(ii) hereof.

Appendix A-1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

“Delaware Trustee” means the Wilmington Trust Company, as Delaware trustee of WEST.

“Draft Accounts” has the meaning assigned to such term in Section 2.05(b)(iii) hereof.

“Indenture” means the Trust Indenture dated as of the Initial Closing Date, among, inter alios, WEST and the Indenture Trustee, and each successor indenture, if any, thereto.

“Indenture Trustee” has the meaning assigned to such term in the preamble to this Agreement.

“Initial Closing Date” means August 4, 2017.

“Initial Period” has the meaning assigned to such term in Section 7.05(a) of the Servicing Agreement.

“Insolvency Event” means:  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Administrative Agent or in respect of a substantial part of the property or assets of the Administrative Agent, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership, examinership or similar law, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or the Administrative Agent shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within sixty (60) days; or (ii) the Administrative Agent shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership, examinership or similar law, (B) consent to the institution of, or fail within sixty (60) days to contest the filing of, any petition described in clause (i) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.  ;

“Ledgers” has the meaning assigned to such term in Section 2.05(b)(i) hereof.

“Managed Group Members” has the meaning assigned to such term in the preamble to this Agreement.

“Obligor” has the meaning assigned to such term in Section 2.04(b)(iii)(B) hereof.

“One Year Period” has the meaning assigned to such term in Section 7.05(a) of the Servicing Agreement.

“Operating Budget” has the meaning assigned to such term in Section 7.05(a)(A) of the Servicing Agreement.

Appendix A-2

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

“Other Administrative Services” has the meaning assigned to such term in Section 3.02(a) hereof.

“Quarter” means the fiscal quarter of WEST and each other Managed Group Member, as applicable.

“Ratings” means the ratings assigned to the Notes by the Rating Agencies.

“Reimbursable Expenses” has the meaning assigned to such term in Section 7.02 hereof.

“Representatives” with respect to any Person means the officers, directors, employees, advisors and agents of such Person.

“Schedule 2.02(a)” has the meaning assigned to such term in Section 2.03(j)(vii) hereof.

“Service Providers” has the meaning assigned to such term in Section 2.02(c) hereof.

“Standard of Performance” has the meaning assigned to such term in Section 3.01 hereof.

“U.S. Bankruptcy Code” has the meaning assigned to such term in Section 8.02(c)(iii).

“WEST” has the meaning assigned to such term in the preamble to this Agreement.

“Willis” means Willis Lease Finance Corporation, a Delaware corporation.

“Year” has the meaning assigned to such term in the Servicing Agreement.

Appendix A-3

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE I

ACCOUNTS

The following are the wire instructions for any payments other than Lease payments:

Bank Name:  Deutsche Bank Trust Co. AmericasABA:  [**]
ACCT#: [**]
Account Name:  Trust and Securities Ac
Ref:  Port [____]*
Attn:  Michele Voon T: [**]

*Update as relevant

Portfolio Number	Account
[**]	Collections Account
[**]	Lessee Funded Account
[**]	Security Deposit Account
[**]	Expense Account
[**]	Series Account for Series A Notes
[**]	Series Account for Series B Notes
[**]	Asset Purchase Account
[**]	Asset Replacement Account
[**]	Liquidity Facility Reserve Account
[**]	Initial Liquidity Payment Account
[**]	Maintenance Reserve Account
[**]	Asset Disposition Account
[**]	Asset Disposition Contribution Account
[**]	DSCR Cash Trap Account
[**]	Hedge Termination Payment Account
[**]	Defeasance/Redemption Account
[**]	Refinancing Account

The following are the wire instructions for Lease payments:

Exhibit I-1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Bank Name:  Deutsche Bank Trust Co. Americas
ABA:  [**]
ACCT#:    [**]
Account Name: DBTCA as Trustee for WEST III Lessor Acct
Ref:  MSN [____]* rental
Attn:  Michele Voon T: [**]

*Update as relevant

Exhibit I-2

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

FORM OF MANAGED GROUP MEMBER SUPPLEMENT

WILLIS LEASE FINANCE CORPORATION,

as Managing Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

[Date]

Re:  Administrative Agency Agreement, dated as of August 4, 2017

Ladies and Gentlemen:

Reference is made to the Administrative Agency Agreement dated as of August 4, 2017 (the “Administrative Agency Agreement”), by and among WILLIS ENGINE STRUCTURED TRUST III (“WEST”), a Delaware statutory trust, WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the “Administrative Agent” or “Willis”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture (as defined in the Administrative Agency Agreement), and each Issuer Subsidiary signatory to this Agreement or that becomes a party under Section 6.06 (collectively with WEST, the “Managed Group Members”)

Capitalized terms used but not defined herein shall have the meanings set forth in the Administrative Agency Agreement.

The undersigned is an Issuer Subsidiary formed or acquired by [WEST][_________] after the Initial Closing Date and hereby agrees, as of the date first above written, to become a Managed Group Member under the Administrative Agency Agreement as if it were an original party thereto and agrees that each reference in the Administrative Agency Agreement to “Managed Group Member” shall also mean and be a reference to the undersigned.

[insert notice information for Issuer Subsidiary]

[The undersigned confirms for the benefit of each other party to the Administrative Agency Agreement that, pursuant to and as required by Section 10.03 of the Administrative Agency Agreement,  it has appointed [insert name of process agent] as its Process Agent.]1

1     To be deleted if the undersigned has a place of business in the United States.

Exhibit A-1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

[continued on next page]

Exhibit A-2

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

This Managed Group Member Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Laws.

Very truly yours,

[NAME OF MANAGED GROUP MEMBER]

By:
Name:
Title:
Acknowledged and agreed to
as of the date first above written:

WILLIS LEASE FINANCE CORPORATION,
as Administrative Agent

By:
Name:
Title:

Exhibit A-3

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.